UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2015

Pandora Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35198	94-3352630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Webster Street, Suite 1650
Oakland, CA 94612
(Address of principal executive offices, including zip code)

(510) 451-4100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                  Entry into a Material Definitive Agreement.

On November 16, 2015 (the “Agreement Date”), Pandora Media, Inc., a Delaware corporation (the “Company”), entered into an Asset Purchase Agreement (the “Agreement”) with Rdio, Inc., a Delaware corporation (“Rdio”), pursuant to which the Company has agreed to acquire certain assets (the “Transferred Assets”) through a supervised sale under Section 363 of the Bankruptcy Code (the “Transaction”).

The purchase price for the Transferred Assets under the Agreement is $75 million in cash, subject to certain price adjustments at and after closing.

In accordance with the Agreement, Rdio will file a voluntary petition commencing a chapter 11 bankruptcy case in the United States Bankruptcy Court for the Northern District of California (the “Bankruptcy Court”).

The Agreement contains customary representations, warranties and covenants by the Company and Rdio. A portion of the purchase price will be held in escrow to secure indemnification obligations of Rdio. In addition, a creditor of Rdio’s parent entity has also agreed to indemnify the Company in connection with the transaction. The consummation of the Transaction is subject to higher or better competing bids, if any, made pursuant to bidding procedures established by the Bankruptcy Court (the “Bidding Procedures Order”), the approval of a sale by the Bankruptcy Court (the “Sale Order”) and the satisfaction or waiver of certain closing conditions.

The Agreement contains certain termination rights for the Company and Rdio, as the case may be, applicable upon, among other events and subject to certain exceptions, (i) the Transaction not having been consummated on or prior to February 15, 2016, (ii) the enactment of a law or entry of a final and non-appealable order prohibiting the consummation of the Transaction, (iii) an uncured breach of representations, warranties or covenants that would result in the non-satisfaction of the related closing conditions, (iv) certain actions by the Bankruptcy Court in furtherance of an alternative transaction or (v) if the Bankruptcy Court does not enter either the Bidding Procedures Order by December 1, 2015 or the Sale Order by December 23, 2015.

Item 7.01                  Regulation FD Disclosure.
On November 16, 2015, the Company issued a press release entitled “Pandora to acquire key assets from Rdio”. The information in the press release attached as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item  9.01                  Financial Statements and Exhibits.

(d)                 Exhibits.

Number	Description

99.1	Press Release dated November 16, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PANDORA MEDIA, INC.

Dated: November 16, 2015	By:	/s/ Stephen Bené
Stephen Bené
General Counsel and Corporate Secretary

EXHIBIT INDEX

Number	Description

99.1	Press Release dated November 16, 2015